                                                                     EXHIBIT 4.6


                      EXHIBIT A - FORM OF GLOBAL SECURITY


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.


                       TELEPORT COMMUNICATIONS GROUP INC.

                                    Senior
                                     Note
                                   due 2006

No._____                                                             $__________

Issuance Date:  July __, 1996                                 CUSIP: 879463 AB 3

          Teleport Communications Group Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________ Dollars on _____________, 2006, at the office or agency of the Company referred to below, and to pay interest thereon on _______________, 1996, and semi-annually thereafter, on [date] and [date] in each year (each an "Interest Payment Date"), from ______________, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of _____% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand (pursuant to the procedures set forth in Section 307 of the Indenture) interest on any overdue interest at the rate of ____% per annum from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the [date] or [date] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at _____% per annum, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Note shall be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that
                                                         --------  -------
payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register, or (ii) by transfer to an account maintained by the payee located in the United States.

          This Note is a global Security representing $ _____ of the Notes. If at any time, (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or
(ii) any Event of Default shall have occurred and be continuing and Holders of more than 25% in principal amount of the Securities Outstanding represented by one or more global Notes advise the Trustee that the continuation of a book-entry system through the Depository (or a successor thereto) with respect to the Notes is no longer required, then in such event the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

          Dated:              TELEPORT COMMUNICATIONS GROUP INC.


                                    By ____________________________
Attest:                            Title:



_____________________________
Authorized Signature

                         [Form of Reverse of Security]
                         ---------------------------

          This Note is one of a duly authorized issue of securities of the Company designated as its ___% Senior Notes due 2006 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $___________, which may be issued under an indenture (herein called the "Indenture") dated as of July __, 1996, between the Company and United States Trust Company of New York, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          The Notes are subject to redemption, upon not less than 30 nor more than 60 days' notice, at any time after ________, 2001, as a whole or in part, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount of the Notes set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on ___________ of the years indicated below:

YEAR                   PERCENTAGE
- - ----                   ----------

2001..................     %
2002..................     %
2003..................     %
2004 and thereafter...   100%


          In the event of the first to occur after the Issuance Date and prior to _____________, 1999 of (a) a Public Equity Offering for gross proceeds of $150,000,000 or more or (b) a sale or series of related sales by the Company of its Capital Stock (other than Disqualified Stock) to one or more Strategic Equity Investors for an aggregate purchase price of $150,000,000 or more, the Company may, at its option, within 60 days thereof, use up to 33% of the net proceeds of such equity offering or sales to redeem up to one-third of the aggregate principal amount of the Notes originally issued at a redemption price of ____% of the aggregate principal amount of the Notes so redeemed; provided
                                                                     --------
that at least one-half of the aggregate principal amount of the Notes originally issued remains outstanding after such redemption. Any such redemption may be effected only once and must be effected upon not less than 30 nor more than 60 days' notice given within 30 days following such Public Equity Offering or the most recent sale to a Strategic Equity Investor, as the case may be.

          Upon the occurrence of a Change of Control, each holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such holder's Notes at a purchase price equal to 101% of the principal amount thereof on any Change of Control Payment Date plus accrued and unpaid interest, if any, to such Change of Control Payment Date, plus accrued and unpaid interest, if any, to such change of Control Payment Date, in accordance with the procedures set forth in the Indenture.

          In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date shall be payable to the holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared to be due and payable in the manner and with the effect provided in the Indenture and in an amount equal to the principal amount of the Notes as of the date on which the Notes first become due and payable plus accrued and unpaid interest, if any, to such date.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                                                            All terms used in
this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                TRANSFER NOTICE
          FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
- - ----------------------------------

- - -------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)


- - -------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing


- - -------------------------------------------------------------------------------
attorney to transfer such Security on the books of the Company with full power of substitution in the premises.


                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Security purchased by the Company pursuant to
Section 1010 or Section 1017 of the Indenture, check the box:  [  ].

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 1010 or Section 1017 of the Indenture, state the amount (in original principal amount) below:

                            $_____________________.

Date:________________

Your Signature:____________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:________________________________